Exhibit 10.1
INFORMATICA CORPORATION
2009 EQUITY INCENTIVE PLAN
(Effective April 28, 2009)
(As amended effective May 24, 2013)

Section 1
BACKGROUND AND PURPOSE
1.1 Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. This amended Plan is effective as of May 24, 2013 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2013 Annual Meeting of Stockholders of the Company.
1.2 Purpose of the Plan.  The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.
Section 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.3 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.
2.4 “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.
2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6 “Change of Control” means the occurrence of any of the following events: (a) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company shall not be considered a Change of Control; (b) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person shall not be considered a Change of Control; or (c) a change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.
2.9 “Company” means Informatica Corporation, a Delaware corporation, or any successor thereto.
2.10 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.
2.11 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
2.12 “Director” means any individual who is a member of the Board of Directors of the Company.
2.13 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.
2.14 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.15 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for Awards with a lower Exercise Price. Notwithstanding the preceding, the term Exchange Program does not include any (a) action described in Section 4.4, nor (b) transfer or other disposition permitted under Section 12.7.
2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.17 “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, the average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.18 “Fiscal Quarter” means a fiscal quarter of the Company.
2.19 “Fiscal Year” means the fiscal year of the Company.
2.20 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.21 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.22 “Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
2.23 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.
2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.25 “Participant” means an Employee, Consultant, or Non-employee Director who has an outstanding Award.
2.26 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Profit, (b) Revenue, and (c) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a business unit of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
2.27 “Performance Period” means any Fiscal Quarter or such longer period as determined by the Committee in its sole discretion.
2.28 “Performance Share” means an Award granted to a Participant pursuant to Section 9.
2.29 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.
2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.
2.31 “Plan” means the Informatica Corporation 2009 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.32 “Profit” means as to any Performance Period, the Company's income, determined in accordance with generally accepted accounting principles.
2.33 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.34 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 10.
2.35 “Revenue” means as to any Performance Period, the Company's net revenues generated from third parties, determined in accordance with generally accepted accounting principles.
2.36 “RSU Vesting Commencement Date” means the first day of the second month of the quarter in which the RSU was granted to a Participant pursuant to the Plan.
2.37 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.39 “Shares” means the shares of common stock of the Company.
2.40 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.41 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.42 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant's FICA obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant's and, to the extent required by the Company (or the employing Affiliate), the Company's (or the employing Affiliate's) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
2.43 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Non-employee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, retirement or non-reelection to the Board.
2.44 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
Section 3
ADMINISTRATION
3.1 The Committee.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.
3.2 Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) subject to the provisions of Section 4.5.5. of the Plan, accelerate the exercisability of any outstanding Awards, and (g) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.
3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

Section 4
SHARES SUBJECT TO THE PLAN
4.1 Number of Shares.  Subject to adjustment as provided in Section 4.4, the total number of Shares available issuance under the Plan shall not exceed twenty million five hundred thousand (20,500,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.
4.2 Full Value Awards.  Any Shares subject to all Awards except Options and SARs shall be counted against the numerical limits of Section 4.1 as two and thirty seven hundredths (2.37) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 4.3, two and thirty seven hundredths (2.37) times the number of Shares so forfeited or repurchased shall return to the Plan and shall again become available for issuance. For Awards granted prior to May 26, 2011, any Shares subject to all Awards except Options and SARs shall be counted against the numerical limits of Section 4.1 as one and fifty-two hundredths (1.52) Shares for every one (1) Share subject thereto. Further, for Awards granted prior to May 26, 2011, if Shares acquired pursuant to any Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 4.3, one and fifty-two hundredths (1.52) times the number of Shares so forfeited or repurchased shall return to the Plan and shall again become available for issuance.
4.3 Lapsed Awards.  If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price and tax related to the Award) shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.4, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.3. The following shares shall not be available for future grant: (i) shares tendered in payment of the exercise price of an option; and (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations.
4.4 Adjustments in Awards and Authorized Shares.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, 10.1 and 11.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
4.5 Change of Control.
4.5.1 In the event of a Change of Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Committee shall not be required to treat all Awards similarly in the transaction.
4.5.2 In the event that the successor corporation does not assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Awards other than Options and SARs shall lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria shall be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change of Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR shall terminate upon the expiration of such period. Each Award other than an Option and SAR shall terminate at the time determined by the

Committee in its sole discretion (but only after (a) the vesting and the lifting of all restrictions as described in this Section 4.5, and (b) full payment for the Award).
4.5.3 For the purposes of this Section 4.5, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of the Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Restricted Stock, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control.
4.5.4 Notwithstanding anything in this Section 4.5 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change of Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.
4.5.5 Further, and notwithstanding anything in this Section 4.5 to the contrary, the provisions of this Section 4.5 only shall apply upon the consummation of a Change of Control, and shall not apply to a proposed or potential Change of Control.
Section 5
STOCK OPTIONS
5.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall be granted Options (and/or SARs) covering more than a total of one million (1,000,000) Shares, and no Participant who is a Non-employee Director shall be granted Options (and/or SARs) covering more than one hundred thousand (100,000) Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional two million (2,000,000) Shares. Subject to the terms of Section 5, the Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.
5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3 Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
5.3.1 Nonqualified Stock Options.  The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
5.3.2 Incentive Stock Options.  In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
5.3.3 Substitute Options.  Notwithstanding the provisions of Section 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Non-employee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
5.4 Expiration of Options.
5.4.1 Expiration Dates.  Each Option shall terminate no later than the first to occur of the following events:
(a) The date for termination of the Option set forth in the written Award Agreement; or
(b) The expiration of seven (7) years from the Grant Date.
5.4.2 Death or Disability of Participant.  Subject to Section 5.4.1, if a Participant dies or becomes disabled prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to one (1) year after the date of death.
5.4.3 Committee Discretion.  Subject to the seven (7) year limit of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).
5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Subject to the provisions of Section 4.5.5 of the Plan, after an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6 Payment.  Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.
5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
5.8 Certain Additional Provisions for Incentive Stock Options.
5.8.1 Exercisability.  The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
5.8.2 Termination of Service.  No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant's Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).
5.8.3 Employees Only.  Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
5.8.4 Expiration.  No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date as required by Section 422 of the Code; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
Section 6
STOCK APPRECIATION RIGHTS
6.1 Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.
6.1.1 Number of Shares.  The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall be granted SARs (and/or Options) covering more than a total of one million (1,000,000) Shares, and no Participant who is a Non-employee Director shall be granted SARs (and/or Options) covering more than one hundred thousand (100,000) Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional two million (2,000,000) Shares.
6.1.2 Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
6.3 Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.
6.4 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The Fair Market Value of a Share on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) minus the exercise price; times
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equal value, or in some combination thereof.
Section 7
RESTRICTED STOCK
7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall receive more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units), and no Participant who is a Non-employee Director shall be granted more than a total of fifty thousand (50,000) Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).
7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
7.4 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.
7.4.1 General Restrictions.  The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
7.4.2 Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).
7.4.3 Legend on Certificates.  The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.5 Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the provisions of Section 4.5.5. of the Plan, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company
7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
7.8 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
Section 8
PERFORMANCE UNITS
8.1 Grant of Performance Units.  Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall receive Performance Units having an initial value greater than three million dollars ($3,000,000), and no Participant who is a Non-employee Director shall receive Performance Units having an initial value greater than five hundred thousand dollars ($500,000). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted additional Performance Shares having an initial value of up to three million dollars ($3,000,000).
8.2 Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.
8.3 Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
8.3.1 General Performance Objectives or Vesting Criteria.  The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
8.3.2 Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
8.4 Earning of Performance Units.  After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Subject to the provisions of Section 4.5.5 of the Plan, after the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit.
8.5 Form and Timing of Payment of Performance Units.  Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.
8.6 Cancellation of Performance Units.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.
Section 9
PERFORMANCE SHARES
9.1 Grant of Performance Shares.  Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall be granted more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units), and no Participant who is a Non-employee Director shall be granted more than a total of fifty thousand (50,000) Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).
9.2 Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
9.3 Performance Share Agreement.  Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4 Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4.1 General Performance Objectives or Vesting Criteria.  The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
9.4.2 Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
9.5 Earning of Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Subject to the provisions of Section 4.5.5. of the Plan, after the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.
9.6 Form and Timing of Payment of Performance Shares.  Payment of vested Performance Shares shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Performance Shares in the form of cash, in Shares or in a combination thereof.
9.7 Cancellation of Performance Shares.  On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.
Section 10
RESTRICTED STOCK UNITS
10.1 Grant of RSUs.  Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant who is an Employee or a Consultant shall be granted more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares), and no Participant who is a Non-employee Director shall be granted more than a total of fifty thousand (50,000) Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).
10.2 Value of RSUs.  Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
10.3 RSU Agreement.  Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.4 Earning of RSUs.  After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. Subject to the provisions of Section 4.5.5. of the Plan, after the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition for such Restricted Stock Unit.
10.5 Form and Timing of Payment of RSUs.  Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.
10.6 Cancellation of RSUs.  On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

10.7 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
Section 11
NON-EMPLOYEE DIRECTOR AWARDS
The provisions of this Section 11 are applicable only to Awards granted to Non-employee Directors.
11.1 Granting of Awards.  As of the effective date of the Plan, the Committee's philosophy is to grant Awards to Non-employee Directors of the same type and following the same ratio as grants to the Company's Section 16 officers. The types and amounts of Awards to be granted pursuant to this Section 11 are set out below.
11.1.1 Initial Grants.  Each Non-employee Director who first becomes a Non-employee Director on or after the effective date of this Plan, automatically, in accord with the Committee's preceding grants to the Section 16 officers, shall receive, as of the date that the individual first is appointed or elected as a Non-employee Director: (a) an Option to purchase sixty thousand (60,000) Shares; (b) (x) an Option to purchase thirty thousand (30,000) Shares and (y) an Award of ten thousand (10,000) Restricted Stock Units; or (c) an Award of twenty thousand (20,000) Restricted Stock Units .
11.1.2 Ongoing Grants.  Each Non-employee Director who both is a Non-employee Director on the date of an Annual Meeting of Stockholders of the Company, and has served as a Non-employee Director for at least six (6) months prior to such Annual Meeting automatically, in accord with the Committee's preceding grants to the Section 16 officers, shall receive, as of the date of the Annual Meeting only; (a) an Option to purchase twenty five thousand (25,000) Shares; (b) (x) an Option to purchase twelve thousand five hundred (12,500) Shares and (y) an Award of four thousand one hundred sixty seven (4,167) Restricted Stock Units; or (c) an Award of eight thousand three hundred thirty three (8,333) Restricted Stock Units.
11.2 Terms of Awards.
11.2.1 Agreement.  Each Award granted pursuant to this Section 11 shall be evidenced by a written Award Agreement between the Participant and the Company.
11.2.2 Exercise Price.  The Exercise Price for the Shares subject to each Option granted pursuant to this Section 11 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.
11.2.3 Exercisability and Vesting.
(a) Each Option granted pursuant to Section 11.1.1 shall become exercisable as to thirty three percent (33%) of the Shares on the first anniversary of the Grant Date, as to an additional two and seventy eight one-hundredths percent (2.78%) on each monthly thereafter until one hundred percent (100%) of the Shares have vested.
(b) The Restricted Stock Units granted pursuant to Section 11.1.1 shall vest as to thirty three and one third percent (331/3%) of the Restricted Stock Units on each of the first anniversary, second anniversary and third anniversary of the RSU Vesting Commencement Date, respectively.
(c) Each Option granted pursuant to Section 11.1.2 shall become exercisable as to one hundred percent (100%) of the Shares on the first anniversary of the Grant Date.
(d) The Restricted Stock Units granted pursuant to Section 11.1.2 shall vest as to one hundred percent (100%) of the Restricted Stock Units on the first anniversary of the RSU Vesting Commencement Date.
Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited and all unvested Restricted Stock Units shall be forfeited to the Company.

11.2.4 Expiration of Options.  Each Option granted pursuant to this Section 11 shall terminate upon the first to occur of the following events:
(a) The expiration of seven (7) years from the Grant Date; or
(b) The expiration of three (3) months from the date of the Participant's Termination of Service for any reason other than the Participant's death or Disability;
(c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability or death.
11.2.5 Nonqualified Stock Options.  Options granted pursuant to this Section 11 shall be designated as Nonqualified Stock Options.
11.2.6 Other Terms.  All provisions of the Plan not inconsistent with this Section 11 shall apply to Awards granted to Non-employee Directors.
11.3 Committee Discretion.  The Committee, in its sole discretion, at any time may change the number, type, and other terms and conditions of the Awards subject to future grants under this Section 11. The Committee (in its sole discretion) also may grant Awards to Non-employee Directors under the other provisions of the Plan.
Section 12
MISCELLANEOUS
12.1 Deferrals  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
12.2 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
12.3 Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
12.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
12.5 Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
12.6 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

12.7 Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 12.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee (in its discretion) so permits, (a) transfer an Award to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.
12.8 No Rights as Stockholder.  No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
Section 13
AMENDMENT, TERMINATION, AND DURATION
13.1 Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
13.2 Duration of the Plan.  The Plan shall be effective as of April 28, 2009, and subject to Section 13.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after April 28, 2019.
Section 14
TAX WITHHOLDING
14.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
14.2 Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

Section 15
LEGAL CONSTRUCTION
15.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
15.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
15.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
15.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
15.5 Code Section 409A.  Unless otherwise specifically determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 12.1 and taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Code Section 409A.
15.6 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).
15.7 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.